Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
ELIO MOTORS, INC.

FIRST: The name of the Corporation is Elio Motors, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2140 South DuPont Highway, Kent County, Camden, Delaware 19934. The name of its initial registered agent at such address is Paracorp Incorporated.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 shares of capital stock, which shall be divided into two classes, consisting of (i) 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and (ii) 100,000,000 shares of common stock, par value $0.01 per share (“Common Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock of the Corporation representing a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).

The designations and the powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

1.             Provisions Relating to the Preferred Stock.

(a)           The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers (full or limited, or no voting powers), and such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed herein or in any amendment hereto or in the resolution or resolutions providing for the issue of such series adopted by the Corporation’s Board of Directors (the “Board”) as hereinafter prescribed and set forth in a certificate of designations filed with the Secretary of State of the State of Delaware as required by the DGCL (a “Preferred Stock Designation”).

(b)           The shares of each series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of Preferred Stock designated for any existing series of Preferred Stock in a Preferred Stock Designation by a resolution adding to such series authorized and unissued shares of Preferred Stock not designated for any other series of Preferred Stock. The Board may decrease the number of shares of Preferred Stock designated for any existing series of Preferred Stock in a Preferred Stock Designation (but not below the number of shares then outstanding) by a resolution subtracting from such series authorized and unissued shares of Preferred Stock designated for such existing series and, unless otherwise provided in the Preferred Stock Designation of such series, the shares so subtracted shall become authorized and unissued shares of Preferred Stock, undesignated as to series.

(c)           Except as otherwise provided by law or in a Preferred Stock Designation, the holders of Preferred Stock will not be entitled to vote at or receive notice of any meeting of the stockholders.

2.             Provisions Relating to the Common Stock.

(a)           Except as otherwise provided by law or in a Preferred Stock Designation, the holders of Common Stock, as such, shall be entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, the holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

(b)           Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of any outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(c)           Subject to preferences that may be applicable to any outstanding shares or series of Preferred Stock, holders of Common Stock, as such, are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by the Board out of funds legally available therefor.

(d)           In the event of any liquidation, dissolution or winding-up of the Corporation, holders of Common Stock, as such, will be entitled to share ratably in the assets of the Corporation that are remaining after payment or provision for payment of all debts and obligations of the Corporation and of preferential amounts payable to holders of outstanding shares of Preferred Stock, if any.

FIFTH: Until the first annual meeting of stockholders to occur following the first date on which the Common Stock of the Corporation is listed or quoted on a national securities exchange (the “Trigger Date”), the directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall consist of a single class, with the initial term of office to expire on the earlier of (A) the 2018 annual meeting or (B) the first annual meeting of stockholders to occur following the Trigger Date, and each director shall hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal. At each annual meeting of stockholders held before the Trigger Date, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders after their election, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

On and after the first annual meeting following the Trigger Date, the directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the initial term of office of the first class to expire at the second annual meeting of stockholders following the Trigger Date, the initial term of office of the second class to expire at the third annual meeting of stockholders following the Trigger Date, and the initial term of office of the third class to expire at the fourth annual meeting of stockholders following the Trigger Date, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal, and the Board shall be authorized to assign members of the Board, other than those directors who may be elected by the holders of any series of Preferred Stock, to such classes at the time such classification becomes effective. Beginning at the second annual meeting of stockholders following the Trigger Date and for each annual meeting thereafter, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

Subject to applicable law and the rights of the holders of any series of Preferred Stock, if any, then outstanding, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, retirement, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board, be filled (A) prior to the Trigger Date, by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, or the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, this Certificate of Incorporation and the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”), and (B) on or after the Trigger Date, solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

Until the Trigger Date, subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Certificate of Incorporation (including any Preferred Stock Designation thereunder), any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, this Certificate of Incorporation and the Bylaws of the Corporation. On and after the Trigger Date, subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Certificate of Incorporation (including any Preferred Stock Designation thereunder), any director may be removed only for cause, upon the affirmative vote of the holders of at least 66-2/3% of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders in accordance with the DGCL, this Certificate of Incorporation and the Bylaws of the Corporation. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by the affirmative vote of at least 80% of the directors then in office or a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.

Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors then in office. Unless and except to the extent that the Bylaws so provide, the election of directors need not be by written ballot.

SIXTH: Subject to the rights of holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office; provided, however, that prior to the Trigger Date, special meetings of the stockholders of the Corporation may also be called by the Secretary of the Corporation at the request of the holders of record of a majority of the outstanding shares of Common Stock. The authorized person(s) calling a special meeting may fix the date, time and place, if any, of such meeting. On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock, the stockholders of the Corporation do not have the power to call or request a special meeting of stockholders of the Corporation. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, make, alter, amend, repeal and rescind any or all of the Bylaws of the Corporation, whether adopted by them or otherwise. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the Board. Stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the Bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation (A) prior to the Trigger Date, except by the affirmative vote of holders of at least a majority in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, or (B) on and after the Trigger Date, except by the affirmative vote of holders of not less than 66-2/3% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No Bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.

EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (or any successor provision thereto), or (iv) for any transaction from which the director derived an improper personal benefit. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which DGCL permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL (or any successor provision thereto).

Any amendment, repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

Prior to the Trigger Date, any action required or permitted to be taken at any annual meeting or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock and except as otherwise expressly provided by the terms of any series of Preferred Stock (including any Preferred Stock Designation) permitting the holders of such series of Preferred Stock to act by written consent, if any, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

TENTH: In addition to any other vote that may be required by law, this Certificate of Incorporation (including any Preferred Stock Designation) or the Bylaws, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Common Stock shall be required to amend, alter or repeal Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, ELEVENTH, OR TWELFTH, or this Article TENTH, of this Certificate of Incorporation, or to adopt any provision of the Certificate of Incorporation or Bylaws inconsistent therewith.

ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for a breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws, including any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws, or any provision hereof or thereof, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article ELEVENTH.

If any provision or provisions of this Article ELEVENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article ELEVENTH (including, without limitation, each portion of any sentence of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

To the fullest extent permitted by law, if any action the subject matter of which is within the scope of this Article ELEVENTH above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (A) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article ELEVENTH (an “FSC Enforcement Action”) and (B) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

TWELFTH: The Corporation elects not to be governed by Section 203 of the DGCL (or any successor provision thereto), and the restrictions contained in Section 203 of the DGCL (or any successor provision thereto) shall not apply to the Corporation.

THIRTEENTH: The name and mailing address of the incorporator are Connie Grennan, 2942 North 24th Street, Suite 114-700, Phoenix, Arizona 85016.

FOURTEENTH: This Certificate of Incorporation shall become effective on May 22, 2017.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of this 15th day of May, 2017.

/s/ Connie Grennan
Connie Grennan, Incorporator

CERTIFICATE OF INCORPORATION OF
ELIO MOTORS, INC.
SIGNATURE PAGE